Section 1350 Certifications

                     CERTIFICATE OF CHIEF FINANCIAL OFFICER
                       Pursuant to 18 U.S.C. Section 1350

      As Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

     I, Sterling Klein, Chief Financial Officer, Director and principal accounting officer of Fidelis Energy Inc., certify that the Annual Report on Form 10-KSB/A (the "Report") for the period ended December 31, 2004, filed with the Securities and Exchange Commission on the date hereof:

         (i) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange

                  Act of 1934, as amended, and

         (ii) the information contained in the Report fairly presents in all material respects, the financial condition and results of operations of Fidelis Energy Inc...

               By:    /S/ STERLING KLEIN
                      CFO and a member of the Board of Directors
                      (who also performs the function of principal accounting officer)

A signed original of this written statement required by Section 906 has been provided to Fidelis Energy Inc., and will be retained by Fidelis Energy Inc., and furnished to the Securities and Exchange Commission or its staff upon request.